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                                                                     Exhibit 4.3

                  THE SMITH & WOLLENSKY RESTAURANT GROUP, INC.
                           2001 STOCK INCENTIVE PLAN,
                             AS AMENDED MAY 23, 2002


       1. PURPOSE OF THE PLAN. This 2001 Stock Incentive Plan (the "Plan") is intended to encourage ownership of the stock of The Smith & Wollensky Restaurant Group, Inc., a Delaware corporation (the "Company") by employees, officers, directors, and consultants of the Company or its subsidiaries, to induce qualified personnel to enter and remain in the employ or other service of the Company or its subsidiaries and otherwise to provide additional incentive for optionees and recipients of stock awards to promote the success of its business.

       2. STOCK SUBJECT TO THE PLAN.

       (a) The initial maximum number of shares of common stock, par value $.01 per share, of the Company ("Common Stock") available for stock options and stock awards granted under the Plan through the end of the Company's fiscal year ending December 31, 2001, shall be 583,333 shares of Common Stock. In addition, effective January 1, 2002 and each January 1 thereafter during the term of this Plan, the number of shares of Common Stock available for grants of stock options and stock awards made after such January 1 under this Plan shall be increased automatically by an amount equal to four percent 4% of the total number of issued and outstanding shares of Common Stock (including shares held in treasury) as of the close of business on December 31 of the preceding year. Notwithstanding the foregoing, (i) the maximum cumulative number of shares of Common Stock available for grants of ISOs under the Plan shall be 583,333 and
(ii) other than as set forth in Section 12 hereof, the number of shares of Common Stock available for all grants under the Plan shall not exceed eleven percent (11%) of the Company's issued and outstanding shares of capital stock on a fully-diluted basis. Shares issued under the Plan may be authorized but unissued shares of Common Stock or shares of Common Stock held in treasury.

       (b) If an option or award granted hereunder shall expire or terminate for any reason without having been exercised in full, the unpurchased or forfeited shares subject thereto shall thereafter be available for subsequent option grants under the Plan.

       (c) Stock issuable under the Plan may be subject to such restrictions on transfer, repurchase rights or other restrictions as shall be determined by the Committee and set forth in the option agreement.

       3. ADMINISTRATION OF THE PLAN. At the discretion of the Board of Directors, the Plan shall be administered either (i) by the full Board of Directors or (ii) by a committee (the "Committee") consisting of two or more members of the Company's Board of Directors. In the event that the Board of Directors is the administrator of the Plan, references herein to the Committee shall be deemed to include the full Board of Directors. The Board of Directors may

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from time to time appoint a member or members of the Committee in substitution for or in addition to the member or members then in office and may fill vacancies on the Committee however caused. The Committee shall choose one of its members as Chairman and shall hold meetings at such times and places as it shall deem advisable. A majority of the members of the Committee shall constitute a quorum and any action may be taken by a majority of those present and voting at any meeting. Any action may also be taken without the necessity of a meeting by a written instrument signed by a majority of the Committee. The decision of the Committee as to all questions of interpretation and application of the Plan shall be final, binding and conclusive on all persons. The Committee shall have the authority to adopt, amend and rescind such rules and regulations as, in its opinion, may be advisable in the administration of the Plan. The Committee may correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any option or award agreement granted hereunder in the manner and to the extent it shall deem expedient to carry the Plan into effect and shall be the sole and final judge of such expediency. No Committee member shall be liable for any action or determination made in good faith.

       4. STOCK AWARDS.

       (a) The Committee may grant, subject to the limitation of the number of shares of Common Stock available under Section 2 hereof, stock awards to employees of and other key individuals engaged to provide services to the Company and its subsidiaries. A stock award may be made in the stock or denominated in stock subject to such terms and conditions as the Committee, in its sole discretion, shall determine and establish. These may include, but are not limited to, establishing a holding period during which stock issued pursuant to an award may not be transferred, requiring forfeiture of the stock award because of termination of employment or failure to achieve specific objectives such as measures of individual, business unit or Company performance, including stock price appreciation. In determining a person's eligibility to be granted an award, as well as in determining the number of shares to be awarded to any person, the Committee shall take into account the person's position and responsibilities, the nature and value of the Company or its subsidiaries of such person's service and accomplishments, such person's present and potential contribution to the success of the Company or its subsidiaries, and such other factors as the Committee may deem relevant.

       (b) The Committee may provide that a stock award shall earn dividends or dividend equivalents, which may be paid currently or may be deferred in payment, including reinvestment in additional shares covered by the applicable stock award, all on such terms and conditions as the Committee shall deem appropriate.

       (c) The Committee shall require that for any stock award to be effective, the recipient of the award shall execute an award agreement at such time and in such form as the Committee shall determine. Any award agreement may require that for any or some of the shares issued, the awardee must pay a minimum consideration, whether in cash, property or services, as may be required by applicable law or the Committee, as the Committee shall determine.

       (d) A stock award may be granted singly or in combination or in tandem with another stock award or stock option. A stock award may also be granted as the payment form in


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settlement of a grant or right under any other Company employee benefit or compensation plan, including the plan of an acquired entity.

       (e) Directors who are not otherwise employees of the Company or a subsidiary shall not be eligible to receive stock awards pursuant to the Plan.

       (f) No stock award granted to any person under the Plan shall be assignable or transferable otherwise than by will or the laws of descent and distribution. Any stock award granted under the Plan shall be null and void and without effect upon any attempted assignment or transfer, except as herein provided, including without limitation any purported assignment, whether voluntary or by operation of law, pledge, hypothecation or other disposition, attachment, trustee process or similar process, whether legal or equitable, upon such award.

       5. TYPE OF OPTIONS.

       (a) Options granted pursuant to the Plan shall be authorized by action of the Committee and shall be designated as either (i) non-qualified options which are not intended to meet the requirements of Section 422 of the Internal Revenue Code of 1986, as amended, (the "Code"), or (ii) "incentive stock options" under
Section 422 of the Code ("ISO" or "ISO").

       (b) Options designated as ISOs may be granted only to employees (including officers who are also employees) of the Company or any of its subsidiaries, including subsidiaries which become such after the adoption of this Plan. Non-Qualified Options may be granted to any director, officer, employee, or consultant of the Company or of any of its subsidiaries, including subsidiaries which become such after the adoption of this Plan.

       (c) In determining the eligibility of an individual to be granted an option, as well as in determining the number of shares to be optioned to any individual, the Committee shall take into account the position and responsibilities of the individual being considered, the nature and value to the Company or its subsidiaries of his or her service and accomplishments, his or her present and potential contribution to the success of the Company or its subsidiaries, and such other factors as the Committee may deem relevant.

       (d) No option designated as an ISO shall be granted to any employee of the Company or any subsidiary if such employee owns, immediately prior to the grant of an option, stock representing more than 10% of the total combined voting power of all classes of stock of the Company or a parent or a subsidiary, unless the purchase price for the stock under such option shall be at least 110% of its fair market value at the time such option is granted and the option, by its terms, shall not be exercisable more than five years from the date it is granted. In determining the stock ownership under this paragraph, the provisions of Section 424(d) of the Code shall be controlling. In determining the fair market value under this paragraph, the provisions of Section 7 hereof shall apply.

       6. OPTION AGREEMENT. Each option shall be evidenced by an option agreement (the "Agreement") duly executed on behalf of the Company and by the optionee to whom such option is granted, which Agreement shall comply with and be subject to the terms and conditions of the



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Plan. The Agreement may contain such other terms, provisions and conditions which are not inconsistent with the Plan as may be determined by the Committee. No option shall be granted within the meaning of the Plan and no purported grant of any option shall be effective until the Agreement shall have been duly executed on behalf of the Company and the optionee. The date of grant of an Option shall be as determined by the Committee.

       7. EXERCISE PRICE. The exercise price or prices of shares of the Company's Common Stock for options designated as Non-Qualified Options shall be as determined by the Committee, but in no event shall the exercise price be less than 50% of the fair market value of the Common Stock at the time the Option is granted, as determined by the or the Committee. The exercise price or prices of shares of the Company's Common Stock for ISOs shall be the fair market value of such Common Stock at the time the option is granted as determined by the Committee in accordance with the Regulations promulgated under Section 422 of the Code. If such shares are then listed on any national securities exchange, the fair market value shall be the mean between the high and low sales prices, if any, on such exchange on the business day immediately preceding the date of the grant of the option or, if none, shall be determined by taking a weighted average of the means between the highest and lowest sales prices on the nearest date before and the nearest date after the date of grant in accordance with Treasury Regulations Section 25.2512-2. If the shares are not then listed on any such exchange, the fair market value of such shares shall be the mean between the high and low sales prices, if any, as reported in The Nasdaq National Market for the business day immediately preceding the date of the grant of the option, or, if none, shall be determined by taking a weighted average of the means between the highest and lowest sales on the nearest date before and the nearest date after the date of grant in accordance with Treasury Regulations Section 25.2512-2. If the shares are not then either listed on any such exchange or quoted in The Nasdaq National Market, the fair market value shall be the mean between the average of the "Bid" and the average of the "Ask" prices, if any, as reported in The Nasdaq National Market for the business day immediately preceding the date of the grant of the option, or, if none, shall be determined by taking a weighted average of the means between the highest and lowest sales prices on the nearest date before and the nearest date after the date of grant in accordance with Treasury Regulations Section 25.2512-2. If the fair market value cannot be determined under the preceding three sentences, it shall be determined in good faith by the Committee.

       The maximum number of shares of the Company's Common Stock with respect to which an option or options may be granted to any employee in any one taxable year of the Company shall not exceed 500,000 shares, taking into account shares granted during such taxable year under options that are terminated or repriced, and subject to adjustment under Section 12 hereof.

       8. MANNER OF PAYMENT; MANNER OF EXERCISE.

       (a) Options granted under the Plan may provide for the payment of the exercise price by delivery of (i) cash or a check payable to the order of the Company in an amount equal to the exercise price of such options, (ii) shares of the capital stock of the Company owned by the optionee having a fair market value equal in amount to the exercise price of the options being exercised, or
(iii) any combination of (i) and (ii); PROVIDED, HOWEVER, that payment of the exercise price by delivery of shares of Common Stock of the Company owned by such optionee may be made



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only if such payment does not result in a charge to earnings for financial accounting purposes as determined by the Committee. With the consent of the Committee, the delivery of shares used to exercise any option may be through attestation rather than physical delivery of stock certificates. With the consent of the Committee, payment may also be made by delivery of a properly executed exercised notice to the Company, together with a copy of irrevocable instructions to a broker to deliver promptly to the Company the amount of sale proceeds to pay the exercise price and any taxes. To facilitate the foregoing, the Company may enter into agreements for coordinated procedures with one or more brokerage firms.

       (b) To the extent that the right to purchase shares under an option has accrued and is in effect, options may be exercised in full at one time or in part from time to time, by giving written notice, signed by the person or persons exercising the option, to the Company, stating the number of shares with respect to which the option is being exercised, accompanied by payment in full for such shares as provided in subparagraph (a) above. Upon such exercise, delivery of a certificate for paid-up non-assessable shares shall be made at the principal office of the Company to the person or persons exercising the option at such time, during ordinary business hours, after ten (10) business days from the date of receipt of the notice by the Company, as shall be designated in such notice, or at such time, place and manner as may be agreed upon by the Company and the person or persons exercising the option.

       9. EXERCISE OF OPTIONS. The vesting schedule, as well as the terms and conditions of vesting, whether performance-based, time-based or both, of each option granted under the Plan shall be determined by the Committee and set forth in each Agreement; PROVIDED, HOWEVER, that no option granted under the Plan shall have a term in excess of ten (10) years from the date of grant. No partial exercise may be made for less than fifty (50) full shares of Common Stock, or the balance of the unexercised options if the balance of the exercise options is less than fifty (50) shares.

       10. TERM OF OPTIONS; EXERCISABILITY.

       (a) TERM. Each option shall expire not more than ten (10) years from the date of the granting thereof, but shall be subject to earlier termination as may be provided in the Agreement.

       (b) EXERCISABILITY. An option granted to an employee optionee who ceases to be an employee of the Company or one of its subsidiaries, at any time, for any reason or for no reason, shall be exercisable only to the extent that the right to purchase shares under such option has accrued and is in effect on the date such optionee ceases to be an employee of the Company.

       11. OPTIONS NOT TRANSFERABLE. Except as otherwise permitted in the option grant agreement, the right of any optionee to exercise any option granted to him or her shall not be assignable or transferable by such optionee other than by will or the laws of descent and distribution, and any such option shall be exercisable during the lifetime of such optionee only by him. Any option granted under the Plan shall be null and void and without effect upon the bankruptcy of the optionee to whom the option is granted, or upon any attempted assignment or transfer, except as herein provided, including without limitation any purported assignment, whether voluntary or by operation of law, pledge, hypothecation or other disposition contrary to



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the provisions hereof or levy of execution, attachment, divorce, trustee process or similar process, whether legal or equitable, upon such option.

       12. RECAPITALIZATIONS, REORGANIZATIONS AND THE LIKE.

       (a) In the event that the outstanding shares of the Common Stock of the Company are changed into or exchanged for a different number or kind of shares or other securities of the Company or of another corporation by reason of any reorganization, merger, consolidation, recapitalization, reclassification, stock split-up, combination of shares, or dividends payable in capital stock, appropriate adjustment shall be made in the number and kind of shares as to which options or stock awards may be granted under the Plan and as to which outstanding options or portions thereof then unexercised shall be exercisable, to the end that the proportionate interest of the optionee or award recipient shall be maintained as before the occurrence of such event; such adjustment in outstanding options shall be made without change in the total price applicable to the unexercised portion of such options and with a corresponding adjustment in the option price per share.

       (b) In addition, in the case of any (i) sale or conveyance to another entity of all or substantially all of the property and assets of the Company, including without limitation by way of merger or consolidation, or (ii) Change in Control (as hereinafter defined) of the Company, the purchaser(s) of the Company's assets or stock may, in its discretion, deliver to the optionee the same kind of consideration that is delivered to the shareholders of the Company as a result of such sale, conveyance or Change in Control, or the Committee may cancel all outstanding options in exchange for consideration in cash or in kind which consideration in both cases shall be equal in value to the value of those shares of stock or other securities the optionee would have received had the option been exercised (to the extent then exercisable) and no disposition of the shares acquired upon such exercise been made prior to such sale, conveyance or Change in Control, less the option price therefor. Upon receipt of such consideration by the optionee, his or her option shall immediately terminate and be of no further force and effect. The value of the stock or other securities the optionee would have received if the option had been exercised shall be determined in good faith by the Committee of the Company, and in the case of shares of the Common Stock of the Company, in accordance with the provisions of
Section 8 hereof. In addition, the Committee shall have the power and right to accelerate the exercisability of any options upon such a sale, conveyance or Change in Control. Upon such acceleration, any options or portion thereof originally designated as incentive stock options that no longer qualify as incentive stock options under Section 422 of the Code as a result of such acceleration shall be redesignated as non-qualified stock options. A "Change in Control" shall be deemed to have occurred if any person, or any two or more persons acting as a group, and all affiliates of such person or persons, who prior to such time owned shares representing less than fifty percent (50%) of the voting power at elections for the Board of Directors of the Company, shall acquire, whether by purchase, exchange, tender offer, merger, consolidation or otherwise, such additional shares of the Company's capital stock in one or more transactions, or series of transactions, such that following such transaction or transactions, such person or group and affiliates beneficially own fifty percent (50%) or more of the voting power at elections for the Board of Directors of the Company.


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       (c) In the event of the proposed dissolution or liquidation of the
Company, each option will terminate immediately prior to the consummation of such proposed action or at such other time and subject to such other conditions as shall be determined by the Board of Directors, provided that prior to such dissolution or liquidation, the vesting of any option shall automatically accelerate as if such dissolution or liquidation is deemed to be a Change of Control (as such term is defined herein).

       (d) If by reason of a corporate merger, consolidation, acquisition of property or stock, separation, reorganization, or liquidation, the Board of Directors shall authorize the issuance or assumption of a stock option or stock options in a transaction to which Section 424(a) of the Code applies, then, notwithstanding any other provision of the Plan, the Board of Directors may grant an option or options upon such terms and conditions as it may deem appropriate for the purpose of assumption of the old option, or substitution of a new option for the old option; in conformity with the provisions of such
Section 424(a) of the Code and the Regulations thereunder, and any such option shall not reduce the number of shares otherwise available for issuance under the Plan.

       (e) Notwithstanding the foregoing, any adjustments made pursuant to subparagraphs (a), (b) or (c) with respect to ISOs shall be made only after the Committee, after consulting with counsel for the Company, determines whether such adjustments would constitute a "modification" of such ISOs (as that term is defined in Section 424 of the Code) or would cause any adverse tax consequences for the holders of such ISOs. If the Committee determines that such adjustments made with respect to ISOs would constitute a modification of such ISOs, it may refrain from making such adjustments.

       (f) No fraction of a share shall be purchasable or deliverable upon the exercise of any option, but in the event any adjustment hereunder of the number of shares covered by the option shall cause such number to include a fraction of a share, such fraction shall be adjusted to the nearest whole number of shares.

       (g) The Committee may make similar adjustments or substitutions for stock awards.

       13. NO SPECIAL EMPLOYMENT RIGHTS. Nothing contained in the Plan or in any option or award granted under the Plan shall confer upon any option or award holder any right with respect to the continuation of his or her employment by the Company (or any subsidiary) or interfere in any way with the right of the Company (or any subsidiary), subject to the terms of any separate employment agreement to the contrary, at any time to terminate such employment or to increase or decrease the compensation of the option or award holder from the rate in existence at the time of the grant of the option or award. Whether an authorized leave of absence, or absence in military or government service, shall constitute termination of employment shall be determined by the Committee at the time.

       14. WITHHOLDING. The Company's obligation to deliver shares upon the exercise of an option or award granted under the Plan shall be subject to the option or award holder's satisfaction of all applicable foreign, federal, state, and local income, excise, employment, and other tax withholding requirements. The Company shall be entitled to satisfy such withholding



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requirement from any compensation or other amounts owed to the optionee or award recipient. Except to the extent that share withholding would result in a charge to earnings for financial accounting purposes, the Company and employee may agree to withhold shares of Common Stock purchased upon exercise of an option to satisfy the above-mentioned withholding requirements.

       15. RESTRICTIONS ON ISSUE OF SHARES.

       (a) Notwithstanding the provisions of Section 9, the Company may delay the issuance of shares covered by an award or by the exercise of an option and the delivery of a certificate for such shares until one of the following conditions shall be satisfied:

            (i) The shares with respect to which such option has been exercised or award made are at the time of the issue of such shares effectively registered or qualified under applicable federal and state securities acts now in force or as hereafter amended; or

            (ii) Counsel for the Company shall have given an opinion, which opinion shall not be unreasonably conditioned or withheld, that such shares are exempt from registration and qualification under applicable Federal and state securities acts now in force or as hereafter amended.

       (b) It is intended that all exercises of options and stock awards shall be effective, and the Company shall use its best efforts to bring about compliance with the above conditions within a reasonable time, except that the Company shall be under no obligation to qualify shares or to cause a registration statement or a post-effective amendment to any registration statement to be prepared for the purpose of covering the issue of shares in respect of which any option may be exercised or stock award made, except as otherwise agreed to by the Company in writing.

       16. PURCHASE FOR INVESTMENT; RIGHTS OF HOLDER ON SUBSEQUENT REGISTRATION. Unless the shares to be issued under the Plan have been effectively registered under the Securities Act of 1933, as now in force or hereafter amended, the Company shall be under no obligation to issue any shares covered by any option or award unless the person who exercises such option, in whole or in part, or who receives such award, shall give a written representation and undertaking to the Company which is satisfactory inform and scope to counsel for the Company and upon which, in the opinion of such counsel, the Company may reasonably rely, that he or she is acquiring the shares issued for his or her own account as an investment and not with a view to, or for sale in connection with, the distribution of any such shares, and that he or she will make no transfer of the same except in compliance with any rules and regulations in force at the time of such transfer under the Securities Act of 1933, or any other applicable law, and that if shares are issued with out such registration, a legend to this effect may be endorsed upon the securities so issued. In the event that the Company shall, nevertheless, deem it necessary or desirable to register under the Securities Act of 1933 or other applicable statutes any shares with respect to which an option shall have been exercised, or stock award made, or to qualify any such shares for exemption from the Securities Act of 1933 or other applicable statutes, then the Company may take such action and may require from each optionee or award recipient such information in writing for use in any registration statement, supplementary registration statement, prospectus,


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preliminary prospectus or offering circular as is reasonably necessary for such purpose and may require reasonable indemnity to the Company and its officers and directors and controlling persons from such holder against all losses, claims, damages and liabilities arising from such use of the information so furnished and caused by any untrue statement of any material fact therein or caused by the omission to state a material fact required to be stated therein or necessary to make the statements therein no misleading in the light of the circumstances under which they were made.

       17. LOANS. The Company may make recourse loans to optionees to permit them to exercise options and to award recipients to permit them to purchase shares. If loans are made, the requirements of all applicable federal and state laws and regulations regarding such loans must be met.

       18. MODIFICATION OF OUTSTANDING OPTIONS AND AWARDS. The Committee may authorize the amendment of any outstanding option or award with the consent of the optionee or award recipient when and subject to such conditions as are deemed to be in the best interests of the Company and in accordance with the purposes of the Plan and so long as such amendment does not violate any contractual obligations of the Company.

       19. APPROVAL OF STOCKHOLDERS. The Plan shall be subject to approval by the vote of stockholders holding at least a majority of the voting stock of the Company present, or represented, and entitled to vote at a duly held stockholders' meeting, or by written consent of a majority of the stockholders, within twelve (12) months after the adoption of the Plan by the Committee and shall take effect as of the date of adoption by the Committee upon such approval. The Committee may grant options or make awards under the Plan prior to such approval, but any such option or award shall be conditioned upon such approval and, accordingly, no such option may be exercisable prior to such approval and no such award shall be settled prior to such approval.

       20. TERMINATION AND AMENDMENT OF PLAN. Unless sooner terminated as herein provided, the Plan shall terminate ten (10) years from the date upon which the Plan was duly adopted by the Board of Directors of the Company. The Committee may at any time terminate the Plan or make such modification or amendment thereof as it deems advisable so long as such modification or amendment does not conflict with contractual obligations of the Company; PROVIDED, HOWEVER, that except as provided in Section 12, the Committee may not, without the approval of the stockholders of the Company obtained in the manner stated in Section 19, increase the maximum number of shares for which options or awards may be granted or make any change in the Plan which requires stockholder approval under applicable laws or regulations. Termination or any modification or amendment of the Plan shall not, without the consent of an optionee, adversely affect his or her rights under an option theretofore granted to him or her.

       21. RESERVATION OF STOCK. The Company shall at all times during the term of the Plan reserve and keep available such number of shares of stock as will be sufficient to satisfy the requirements of the Plan and shall pay all fees and expenses necessarily incurred by the Company in connection therewith.


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       22. LIMITATION OF RIGHTS IN THE OPTION SHARES. An optionee shall not be deemed for any purpose to be a stockholder of the Company with respect to any of the options except to the extent that the option shall have been exercised with respect thereto and, in addition, a certificate shall have been issued theretofore and delivered to the optionee.

       23. GOVERNING LAW. The Plan and all determinations made and actions taken with respect thereto shall be governed by the laws of the State of Delaware, without regard to its conflict of law rules.



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